EXHIBIT 99.1

More information: Charley Wilson Vice President, Communications T 281-584-2423 Neil Russell Vice President, Investor Relations T 281-584-1308	Sysco Corporation 1390 Enclave Parkway Houston, TX 77077

SYSCO ANNOUNCES ADDITIONAL DETAILS OF THREE-YEAR PLAN

Technology refocused to improve the customer experience

Productivity plan to reduce workforce by approximately 2 percent

Operating income growth target increased to at least $500 million

HOUSTON, Feb. 29, 2016 –Sysco Corporation (NYSE: SYY) today announced additional details of its current three-year plan, including a revised business technology strategy focused on improving the customer experience, a productivity plan to reduce its workforce by approximately 2 percent, and a more aggressive operating income growth target.

“Our improving recent business performance, along with these key steps on technology and productivity, give us the confidence to raise our operating income growth target from $400 million to at least $500 million by the end of fiscal 2018,” said Bill DeLaney, Sysco chief executive officer. “This reflects our early progress toward achieving the financial objectives of our three-year plan. We continue to aggressively review all aspects of the business for incremental cost-savings opportunities.”

In refocusing its technology approach, Sysco plans to modernize as well as add new capability and functionality to its existing, proven SUS Enterprise Resource Planning (ERP) system that is tailored to the needs of its customers. In conjunction with these steps, Sysco plans to remove the SAP ERP platform currently used by 12 of its operating companies by the end of fiscal 2017. Sysco will continue to use SAP’s Ariba, Success Factors, and Business Planning and Consolidation (BPC) solutions.

“This new approach to our business technology strategy enables us to achieve our original business transformation objectives sooner, at a lower cost, with less risk, and provides a better user experience for our customers and operating companies,” DeLaney said. “Our technology efforts going forward will increasingly be directed toward developing customer-facing tools and systems that add value to our customers’ overall business experience with Sysco. Additionally, we will continue to develop integrated systems that enable the use of shared services across the enterprise.”

The strategy of renewing existing and proven technology systems has gained viability and popularity in recent years due to major advances such as cloud computing, services architectures, software as a service and mobile applications. The introduction and evolution of these technologies has made it not only possible, but preferable in many instances, to continuously renew and modernize existing systems rather than deploy totally new platforms.

Sysco expects to realize significant technology cost savings once the conversion to the SUS ERP is completed in fiscal 2017. A portion of these savings will be reinvested in optimizing the company’s technology platform to better serve customers.

“As part of the three-year plan, we have also reached a very difficult decision to reduce the size of our work force,” DeLaney said. “We take seriously any decision that impacts our associates, but this is an essential step toward becoming a more efficient organization. This action will position us to compete more effectively in the markets we serve, while continuing to invest in our business, grow our dividend, make strategic acquisitions and opportunistically repurchase shares.”

Sysco plans to reduce its workforce by approximately 2 percent – or 1,200 positions – over the next 15 months. The primary focus of this reduction will be on administrative, non-customer-facing roles. Specifically, local marketing associates as well as delivery and warehouse associates will not be impacted by this action.

Sysco expects to record charges for severance and related benefit costs of $25 million to $30 million over the next 15 months, beginning with the third quarter of fiscal 2016. In addition, the company will incur charges of approximately $70 million in fiscal 2016 and approximately $130 million in fiscal 2017 related to write-offs, accelerated depreciation and conversion costs resulting from the changes in technology strategy.

“Collectively, these moves will enhance our ability to respond to the ever-changing market landscape, better serve our customers, increase our productivity as an organization and maximize shareholder returns,” DeLaney concluded.

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Conference Call & Webcast

Sysco will host an investor conference call to discuss these developments today at 11:30 a.m. Eastern time. A live webcast of the call and a copy of this news release will be available online at investors.sysco.com.

For purposes of public disclosure, Sysco plans to use the investor relations portion of its website as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. As a result, a live webcast of the call and a copy of this press release will be available online at investors.sysco.com. We encourage investors to consult that section of our website, or our investor relations app, regularly for important information about us.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 196 distribution facilities serving approximately 425,000 customers. For fiscal 2015 that ended June 27, 2015, the company generated sales of more than $48 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. Important news regarding Sysco is available at www.sysco.com/investors. You can follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. Investors are encouraged to read our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this news release or in our investor call that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.

These statements include our plans and expectations related to the increase of our operating income growth target to at least $500 million by the end of fiscal 2018 pursuant to our three-year strategic plan, expectations regarding our revised technology strategy and anticipated benefits and technology cost savings, expectations regarding future investment in technology assets, expectations concerning the number of positions impacted by the workforce reduction and the timeline thereof and expected benefits, and expectations concerning the amount and timing of severance and other charges to be incurred in connection with the changes in technology strategy and workforce reduction.

The success of our plans and expectations regarding our operating performance, including expectations regarding our operating income growth, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives depends largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring. There are various risks related to these efforts, including the efforts relating to our technology strategy and workforce reduction described in this release, such as the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Capital expenditures and future investments in technology may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. For a discussion of additional factors impacting Sysco’s business, see the Company’s Annual Report on Form 10-K for the year ended June 27, 2015, as filed with the Securities and Exchange Commission, and the Company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements.